SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549



                           __________





                            FORM 8-K




                         CURRENT REPORT




             Pursuant to section 13 or 15(d) of the
                 Securities Exchange Act of 1934

                 Date of Report:  July  7, 1995



                      ELSINORE CORPORATION
     (Exact name of registrant as specified in its charter)



       STATE OF NEVADA                 1-7831                88 0117554
 (State or other jurisdiction   (Commission File Number)    (IRS Employer
       of incorporation)                                    Identification
                                                                 No.)


         202 Fremont Street,
         Las Vegas, Nevada                             89101
   (Address of principal executive offices)          (ZIP Code)


  Registrant's telephone number, including area code:  (702) 385-4011











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Item 5.  Other Events.
 Waiver of Debt Covenant Noncompliance; Amendment of Note Facilities.


     On June 30, 1995, Elsinore Corporation obtained from its noteholders waivers of certain noncompliance with the Company's covenants under the debt facilities governing its 12.5% First Mortgage Notes due 2000 ("First Notes") and its 20% Mortgage Notes due 1996 ("Mortgage Notes"). The debt covenant noncompliance would have arisen from the Company's inability to achieve by June 30, 1995, and thereafter maintain a positive Consolidated Net Worth and a Consolidated Fixed Charges Coverage Ratio of 1.5 to 1, and from the Company's dispute regarding management of the Spotlight 29 Casino in Palm Springs, California. A detailed discussion of the background, terms and conditions of each waiver may be found in the Information Statement dated June 16, 1995, as amended by the Supplemental Information Statement dated June 23, 1995, delivered by the Company to each holder of First Notes, copies of which are attached hereto as Exhibit 10.1 and are incorporated herein by reference.

     Effective June 30, 1995, the Company amended certain terms and provisions of the Indenture governing the First Notes and the Note and Stock Purchase Agreement governing the Mortgage Notes. The amendments
 (i) eliminated through fiscal year 1997 the requirement that the Company maintain a Consolidated Fixed Charges Coverage Ratio and reduced the size of such ratio the Company will be required to maintain from fiscal year 1998 through the maturity date of each series of notes, (ii) imposed a new debt covenant requiring the Company to have Consolidated EBITDA of at least $5 million for the six month period ending June 30, 1996 and at least $7.5 million for the nine month period ending September 30, 1996, and (iii) deleted from the event of default provisions any references to the Palm Springs Casino. In addition, the amendment to the Mortgage Notes eliminated the mandatory quarterly redemptions of principal commencing on June 30, 1995, and extended the Mortgage Notes' maturity date from March 31, 1996 until March 31, 2000. Pursuant to the Mortgage Note amendment, the Mortgage Notes may be put by the holders thereof on a semi-annual basis commencing March 31, 1996, but may not be called by the Company prior to their maturity. Copies of Supplemental Indenture
 No. 3 governing the First Notes and Amendment No. 2 governing the Mortgage Notes (including the form of amended and restated Mortgage Note) are attached hereto as Exhibits 10.2 and 10.3, respectively, and are incorporated herein by reference.

     As additional consideration given by the Company to the noteholders for the waivers and amendments described above, the Company obtained on June 30, 1995, from each holder of its 7.5% Convertible Subordinated Notes due December 31, 1996 ("Convertible Notes") a Waiver of Compliance and Agreement to Amend Promissory Note ("Convertible Notes Waiver"). Pursuant to the Convertible Notes Waiver, the Company's mandatory redemptions of principal due on each of March 31, 1996 and June 30, 1996 were eliminated and the amount of its mandatory redemptions of principal due on each of September 30, 1996 and December 31, 1996 was proportionally increased.
A copy of the Convertible Notes Waiver is attached hereto as Exhibit
10.4 and is incorporated herein by reference.


 Item 7.  Financial Statements and Exhibits

     (c)  Exhibits.

     10.1  Information Statement of Elsinore Corporation dated
           June 16, 1995, regarding the Consent to Waiver of Compliance and Amendment of the Indenture governing its 12.5% First Mortgage Notes due 2000, as amended by the Supplemental Information Statement dated June 23, 1995.

     10.2 Supplemental Indenture No. 3 dated as of June 30, 1995, by and among the Company, the Guarantors named therein and First Trust National Association, as Trustee on behalf of the First Mortgage Noteholders.

     10.3 Amendment No. 2, dated as of June 23, 1995, to the Note and Stock Purchase Agreement, by and among the Company, each Guarantor named therein and each Mortgage Noteholder.

     10.4 Waiver of Compliance and Agreement to Amend Promissory Notes, each dated as of June 30, 1995, by and among the Company and each Convertible Noteholder.


                           SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated:  July  7, 1995.

                                  ELSINORE CORPORATION



                               By /s/ Thomas E. Martin
                                 THOMAS E. MARTIN, President

EXHIBIT INDEX




 Exhibit No.                    Title                     Sequentially
                                                          Numbered Page


   10.1           Information Statement of Elsinore Corporation
                    dated June 16, 1995, regarding the Consent to Waiver of Compliance and Amendment of the Indenture governing its 12.5% First Mortgage Notes due 2000, as amended by the Supplemental Information Statement dated June 23, 1995.

  10.2            Supplemental Indenture No. 3 dated as of June 30,
                    1995, by and among the Company, the Guarantors named therein and First Trust National
                    Association, as Trustee on behalf of the First Mortgage Noteholders.

  10.3           Amendment No. 2, dated as of June 23, 1995, to
                   the Note and Stock Purchase Agreement, by and among the Company, each Guarantor named therein and each Mortgage Noteholder.

 10.4            Waiver of Compliance and Agreement to Amend
                   Promissory Notes, each dated as of June 30, 1995, by and among the Company and each Convertible
                   Noteholder.